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                                                                 ARTHUR ANDERSEN


Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 12, 2000 incorporated by reference in the Marshall & Ilsley Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
March 29, 2000